Exhibit 99.1

4Front Ventures Makes Several Key Senior Leadership, Board of Directors Appointments

Appointments include Chief Financial Officer, General Counsel, President of California Operations, Executive Vice President and Two Additional Board Members

PHOENIX, June 9, 2022 /CNW/ - 4Front Ventures Corp. (CSE: FFNT) (OTCQX: FFNTF) ("4Front" or the "Company"), a vertically integrated, multi-state cannabis operator and retailer, announced several key leadership appointments, including a new Chief Financial Officer, Executive Vice President, General Counsel, President of California Operations and two additional Board members.

4Front has added Keith Adams as chief financial officer; Christopher Wimmer as general counsel; Ray Landgraf as president of California Operations; Brandon Mills as executive vice president; and Robert Hunt and Amit Patel as new board members. Andrew Thut, who served as interim chief financial officer, will remain in his original capacity as chief investment officer for the Company. These appointments are in line with 4Front's action-centered leadership approach to ensure the Company is best positioned for long-term growth.

"I am excited to announce our new senior leadership and board appointments, which strengthen our leadership team and enable us to drive growth forward for our business," said Leo Gontmakher, CEO of 4Front. "This exceptional team is composed of bright, promising leaders who share an unwavering passion for cannabis, and each member brings an impeccable track record of building strong companies. I am confident that each appointee will make significant, tangible contributions to our Company and culture. As we continue to lead the industrial revolution of cannabis, these people will help fortify our position as the leading producer in low-cost, high-quality cannabis CPG, and I look forward to working closely with them."

4Front Chief Financial Officer Keith Adams

Keith Adams served as the chief financial officer of LPF Holdco, LLC d/b/a Loudpack, one of California's leading privately held, vertically integrated cannabis companies, famous for its award-winning cannabis brands, which was acquired by Harborside Inc. in April 2022. With more than 30 years of experience in accounting and finance, Adams has a successful track record of scaling companies, driving profitability and raising equity and debt. After serving as CFO and driving growth in a variety of tech start-ups – from hardware, SaaS and ecommerce to pharma, manufacturing and food industries – and reaching successful exits, Adams made his foray into cannabis in 2018, serving as chief accounting officer at DionyMed, a multi-state cannabis brands, distribution and delivery platform supporting cultivators, manufacturers and award-winning brands across medical and adult-use markets. Adams is a licensed CPA and CMA and received a Bachelor of Business Administration in Accounting from University of Wisconsin Oshkosh.

4Front General Counsel Christopher Wimmer

Christopher Wimmer served as in-house vice president of legal at Agrify Corporation, where he provided legal advice on all aspects of this publicly traded cannabis cultivation and extraction equipment company. Wimmer has 17 years of diverse experience as an attorney, and he has been in the cannabis industry for four years – two of which he has spent as in-house legal counsel – assisting in acquisitions, partnerships, wholesale purchases, IP licensing, HR matters and litigation. Also, from 2019 to 2020 Wimmer was a pro bono attorney for social equity cannabis businesses, providing free legal information to employees and customers. Wimmer is licensed to practice in California and is a member of the bars of the Supreme Court of the United States, U.S. Courts of Appeal for the Second and Ninth Circuits, and the U.S. District Courts for the Northern and Eastern Districts of California and Eastern District of New York. Wimmer is a U.C. Berkeley and Columbia Law School graduate and former clerk to Hon. Jack B. Weinstein.

4Front President of California Operations Ray Landgraf

Ray Landgraf was the founder and CEO of Island Cannabis Co. ("Island"), a premier California cannabis brand and consumer-products business. Before founding Island, he served as vice president of global business development and head of authentication and verification solutions for Dun & Bradstreet, and has held leadership positions at Credibility Corp., which was acquired by DNB for $360M; Reply!, MerchantCircle, Viking Asset Management and Fisher Investments. Also, he is an active investor and advisor at several private technology companies including Kaya Ventures, Eaze, Emotive, Indigo, LeafLink and Malbec Labs, which was acquired by Facebook. He holds a B.S. in Business Administration with a Corporate Finance emphasis from the Marshall School of Business at the University of Southern California.

4Front Executive Vice President Brandon Mills

 Brandon Mills served as president and chief operating officer of Island. With his strong entrepreneurial and C-Suite background, Mills brings expertise in corporate strategy, operations, technology, product and data in both public and private operating environments. In addition to his role at Island, Mills has served as: co-founder and head of product for true[x], an advertising technology platform acquired by 21st Century Fox for $200M in 2014; founder and CEO of BlockBeacon, a mobile marketing platform acquired by Credibility Corp in 2012; and vice president and general manager of Dun & Bradstreet, where he was responsible for the global portfolio of credibility, credit and risk products within in its high-growth emerging business division. He holds a Bachelor of Science in Structural Engineering from the University of California, San Diego.

4Front Board Member Robert Hunt

Robert Hunt has more than 15 years of experience in the cannabis industry, serving as an attorney, consultant and entrepreneur. Since January 2018, Hunt has been a managing member of Linnaea Holdings, a California-based cannabis-focused private equity and operating company hybrid venture, and since January 2017, Hunt has been a managing member of Shingle Hill, a boutique cannabis consulting firm. From June 2016 to December 2016, he was employed as president of Teewinot Life Sciences, a cannabinoid producer, and before that, from August 2014 to May 2016, Hunt was a general partner of Tuatara Capital, L.P., a private equity firm focused on the cannabis industry. In addition, Hunt has served on a number of boards of directors, including several in the cannabis industry: New Dia Fenway, LLC; Ardent, Inc.; Wow Organics; and Canna Click, LLC. Hunt holds a Bachelor of Arts from the University of Vermont and a Juris Doctor from Suffolk University Law School.

4Front Board Member Amit Patel

Amit Patel brings to the 4Front Board a wide range of experience in investment management, investment banking, and the management and oversight of operating companies, including companies undergoing strategic transformations. Mr. Patel has served as managing partner of Paceline Partners since January 2016 and oversees the firm's investment activities. Prior to that he worked at Houlihan Lokey for over 15 years, last serving as managing director for the company's principal investment fund and in the Financial Restructuring Group. Mr. Patel also served as a board member of LPF Holdco, LLC d/b/a Loudpack, before it was acquired by Harborside Inc. He chaired Loudpack's compensation committee and was a member of the company's audit committee. Earlier in his career, Mr. Patel worked at Goldman Sachs Group, Inc.'s Special Situations Group and held various operating roles at PRAM Filtration Corp. Mr. Patel holds a Bachelor of Science from the Wharton School of the University of Pennsylvania.

About 4Front Ventures Corp.

4Front Ventures Corp. ("4Front" or the "Company") (CSE: FFNT) (OTCQX: FFNTF) is a national, vertically integrated multi-state cannabis operator that owns or manages operations and facilities in strategic medical and adult-use cannabis markets, including California, Illinois, Massachusetts, Michigan and Washington. Since its founding in 2011, 4Front has built a strong reputation for its high standards and low-cost cultivation and production methodologies, earned through a track record of success in facility design, cultivation, genetics, growing processes, manufacturing, purchasing, distribution and retail. To date, 4Front has successfully brought to market more than 20 different cannabis brands and over 1,800 products, which are strategically distributed through its wholly owned-and-operated Mission dispensaries and retail outlets in its core markets. As the Company continues to drive value for its shareholders, its team is applying its decade of expertise in the sector across the cannabis industry value chain and ecosystem. For more information, visit https://4frontventures.com/.

View original content to download multimedia:https://www.prnewswire.com/news-releases/4front-ventures-makes-several-key-senior-leadership-board-of-directors-appointments-301564939.html

SOURCE 4Front

View original content to download multimedia: http://www.newswire.ca/en/releases/archive/June2022/09/c7500.html

%CIK: 0001627883

For further information: 4Front Investor Contacts: Andrew Thut, Chief Investment Officer, IR@4frontventures.com; Brian Pinkston, MATTIO Communications, brian@mattio.com, 703-926-9159; Media Contact: Ellen Mellody, MATTIO Communications, ellen@mattio.com, 570-209-2947

CO: 4Front

CNW 08:00e 09-JUN-22